UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2014

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Bazaarvoice, Inc. (the “Company” or “Bazaarvoice”) was held on October 6, 2014 at the offices of Wilson Sonsini Goodrich & Rosati, P.C. in Austin, Texas (the “Annual Meeting”). At the Annual Meeting, Bazaarvoice stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 26, 2014. Present at the Annual Meeting in person or by proxy were holders of shares representing 74,671,045 votes of Common Stock representing 95.69% of the eligible votes, constituting a quorum.

The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect two Class III directors; and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2015.

Votes regarding the election of directors were as follows:

Nominee	For	Withheld	Broker Non-Vote
Sydney L. Carey	54,673,098	131,683	19,866,264
Thomas J. Meredith	54,675,596	129,185	19,866,264

Based on the votes set forth above, the director nominees were duly elected.

Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2015. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
74,618,348	49,156	3,541	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale Chief Legal Officer, General Counsel and Secretary

Date: October 6, 2014